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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. (Registration Nos. 333-102778 and 333-102778-01) (the "Registration Statement"), of (i) our report dated April 15, 2004 relating to the combined financial statements of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P., which appears in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated April 16, 2004 and (ii) (A) our report dated March 12, 2004 relating to the consolidated financial statements of GulfTerra Energy Partners, L.P., and (B) our report dated March 17, 2004 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., each appearing in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated April 20, 2004. We also consent to the reference to us under the heading "Experts" in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 23, 2004